                                    EXHIBIT 1
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AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i) each of them is individually eligible to use the Schedule 13D attached hereto;

(ii)     the attached Schedule 13D is filed on behalf of each of them; and

(iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated:  August 30, 2002


THE TRAVELERS INDEMNITY COMPANY


By:    /s/ Paul Eddy
       -------------------------
Name:  Paul Eddy
Title: Assistant Secretary


TRAVELERS INSURANCE GROUP HOLDINGS INC.


By:    /s/ Paul Eddy
       ---------------------------------
Name:  Paul Eddy
Title: Assistant Secretary


TRAVELERS PROPERTY CASUALTY CORP.


By:    /s/ Paul Eddy
       ---------------------------------
Name:  Paul Eddy
Title: Assistant Secretary


CITIGROUP ALTERNATIVE INVESTMENTS LLC


By:    /s/ Millie Kim
       ----------------------------------
Name:  Millie Kim
Title: Assistant Secretary


CITIGROUP INVESTMENTS INC.


By:    /s/ Millie Kim
       -----------------------------------
Name:  Millie Kim
Title: Assistant Secretary


CITIGROUP INC.


By:    /s/ Joseph B. Wollard
       -----------------------------------
Name:  Joseph B. Wollard
Title: Assistant Secretary